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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements of Blyth, Inc. on Form S-8 (No. 33-91954, No. 333-50011, No. 333-92557 and No.
333-93237) and Form S-3 (No. 333-59847 and No. 333-77721) of our report dated
March 14, 2001, except for Note 14, as to which the date is March 31, 2001, and except for Note 17, as to which the date is April 11, 2001, relating to the financial statements of Blyth, Inc. and Subsidiaries, which appears in the 2001 Annual Report to Stockholders, which is incorporatied by reference in the Blyth, Inc. and Subsidiaries Annual Report on Form 10-K for the year ended January 31, 2001. We also consent to the incorporation by reference of our report dated March 14, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                           /s/ PricewaterhouseCoopers LLP
                           ------------------------------
                           PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
May 1, 2001